Exhibit 99.1

ECO-TEK GROUP INC.
(Formerly Clik Tech Corp.)

FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

DECEMBER 31, 2011 AND 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Eco-Tek Group Inc. (Formerly Clik Tech Corp.)

We have audited the accompanying balance sheets of Eco-Tek Group Inc. (Formerly Clik Tech Corp.) as of December 31, 2011 and 2010 and the related statements of operations and comprehensive loss, stockholders' deficit and cash flows for the years then ended.  Eco-Tek Group Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eco-Tek Group Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses, negative working capital, and total capital deficiency raise substantial doubt about its ability to continue as a going concern.  Note 2 also describes management’s plans to address these financial matters.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DNTW Chartered Accountants, LLP
Licensed Public Accountants
Markham, Canada
June 28, 2012

BALANCE SHEETS

AS OF DECEMBER 31

(Expressed in United States Dollars)

ASSETS
	2011	2010

Current Assets
Cash	$6,878	$13,368
Accounts receivable, net of allowance of $29,742 and $4,143 as of December 31, 2011 and 2010, respectively	31,496	43,698
Inventory	22,405	19,668
Income tax credit recoverable	9,739
Prepaid and sundry assets	2,829	2,876
Total Current Assets	73,347	79,610
Long Term Assets
Equipment, net of depreciation	9,683	7,730
Total Assets	$83,030	$87,340

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$54,737	$43,464
Accrued liabilities	54,260	69,913
Advances from stockholders	404,795	389,939
Total Current Liabilities	513,792	503,316
Commitment (Note 6)

Stockholders' Deficit
Preferred stock, Series "A", authorized unlimited, none issued and outstanding, 8% non-cumulative dividends, entitled two votes for each preferred share	-	-
Common stock, no par value, authorized unlimited, issued and outstanding 33,366,134 (2010 - 25,024,600)	407,684	192,089
Common stock issuable	-	215,595
Additional paid in capital	68,831	-
Accumulated other comprehensive loss	(29,939)	(39,280)
Accumulated deficit	(877,338)	(784,380)
Total Stockholders' Deficit	(430,762)	(415,976)
Total Liabilities and Stockholders' Deficit	$83,030	$87,340

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31

(Expressed in United States Dollars)

	2011	2010
SALES	$234,133	$283,912
COST OF PRODUCTS SOLD	152,428	189,943
GROSS PROFIT	81,705	93,969
OPERATING EXPENSES
General and administrative	76,636	79,603
Salaries and wages	59,261	71,512
Selling and delivery	12,140	54,943
Financial	24,224	8,754
Depreciation	2,402	2,247
TOTAL OPERATING EXPENSES	174,663	217,059
FORGIVENESS OF PROMISSORY NOTES PAYABLE AND ACCRUED INTEREST	-	(96,423)
NET LOSS	$(92,958)	$(26,667)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	9,341	(27,454)
COMPREHENSIVE LOSS	$(83,617)	$(54,121)
LOSS PER WEIGHTED NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	$0.00	$0.00
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	33,251,866	27,338,413

ECO-TEK GROUP INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED December 31, 2011 AND 2010

(Expressed in United States Dollars)

	Shares	Common Stock	Common Stock Issuable	Additional Paid In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2009	30,000,000	$138,074	$200,067		$(11,826)	$(762,838)	$(436,523)
Conversion of promissory note and accrued interest into shares of common stock	50,000	11,828	-		-	-	11,828
Proceeds from issuance of common stock	100,000	47,312	-		-	-	47,312
Proceeds from common stock issuable	-	-	15,528		-	-	15,528
Common stock cancelled	(5,125,400)	(5,125)	-		-	5,125	-
Foreign currency translation	-	-	-		(27,454)	-	(27,454)
Net loss for the period	-	-	-		-	(26,667)	(26,667)
Balance, December 31, 2010	25,024,600	192,089	215,595		(39,280)	(784,380)	(415,976)
Proceeds from issuance of common stock	8,341,534	215,595	(215,595)		-	-	-
Additional paid in capital				68,831			68,831
Foreign currency translation	-	-	-		9,341	-	9,341
Net loss for the period	-	-	-		-	(92,958)	(92,958)
Balance, December 31, 2011	33,366,134	$407,684	$-	$68,831	$(29,939)	$(877,338)	$(430,762)

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31

(Expressed in United States Dollars)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(92,958)	$(26,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,402	2,247
Contributed services	68,831
Forgiveness of promissory notes and accrued interest	-	(96,423)
Changes in operating assets and liabilities:
Accounts receivable	11,804	13,066
Inventory	(3,147)	5,977
Income tax receivable	(10,014)
Prepaid and sundry assets	-	-
Accounts payable and accrued liabilities	(2,574)	(17,392)
CASH USED IN OPERATING ACTIVITIES	(25,682)	(119,193)
CASH FLOWS FROM INVESTING ACTIVITY
Purchase of equipment	(4,550)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	63,496
Proceeds from common shares to be issued	-	15,528
Advances from stockholders	21,892	65,426
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	21,892	133,039
EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,850	(793)
NET INCREASE (DECREASE) IN CASH	(6,490)	13,053
CASH, BEGINNING OF YEAR	13,368	315
CASH, END OF YEAR	$6,878	$13,368

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Expressed in United States Dollars)

1.	NATURE OF OPERATIONS

Eco-Tek Group Inc. (the "Company" or "Eco") was incorporated on May 4, 2005 under the laws of the province of Ontario, Canada.  The Company is the holder of the exclusive rights for the Clik Tech Engine Treatment formula used in their products.  The Company will undertake continued manufacturing and distribution of Eco’s products and ongoing research, development and commercialization of associated products.

2.	GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through continued business development and additional equity investment in the Company.  Management is pursuing various sources of financing and intends to raise equity financing through a private placement with a private group of investors in the near future.  In the event the Company is not able to raise the necessary equity financing from private investors, the stockholders intend to finance the Company by way of stockholder loans, as needed, until profitable operations are attained.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America.  Presented below are those policies considered particularly significant:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.  Areas that require estimation are the provision for inventory obsolescence and allowance for doubtful accounts receivable.

Revenue Recognition

The Company's revenue recognition policies are in accordance with Accounting Standards Codification ("ASC") 605, Revenue Recognition. Revenues are recognized when persuasive evidence of an arrangement exists; delivery has occurred; our price to the buyer is fixed or determinable; and collectability is reasonably assured.

Sales are recognized upon passage of title to the customer. This occurs upon shipment or upon receipt by the customer, depending on the delivery terms negotiated with the customer.

Cash and Cash Equivalents

Cash and cash equivalents consist of commercial accounts and interest-bearing bank deposits and are carried at cost, which approximates current value.  Items are considered to be cash equivalents if the original maturity is three months or less.

Inventory

Inventory is valued at the lower of cost or net realizable value.  Cost is determined on a first-in, first-out basis.  The cost of finished goods includes raw materials, freight-in and direct labor.

Shipping and Handling Costs

Shipping and handling costs related to inventory delivered to our customers are expensed as incurred and are included in selling and delivery in the amount of $2,551 and $5,209, for the years ended December 31, 2011 and 2010, respectively.

Leases

The Company leases property and equipment in the ordinary course of business. Significant lease obligations relate to the Company’s premises. These leases have varying terms and may or may not include purchase or buyout options and guaranteed residuals. The terms of these leases are considered when determining whether a lease is classified as operating or capital. The expense associated with leases that have escalating payment terms is recognized on a straight-line basis over the life of the lease.

Other leases are classified as operating when lease terms are significantly shorter than the assets' economic useful lives, or minimum lease payments are significantly lower than the purchase cost of the asset. Management expects that in the normal course of business, these leases will be renewed, replaced with new leases, or replaced with fixed asset expenditures. Minimum lease payments for the next five years are disclosed in note 10.

Equipment

Equipment is stated at historical cost less accumulated depreciation.  Depreciation, based on the estimated useful lives of the assets, is provided using the under noted annual rates and methods:

Furniture and fixtures	20% declining balance
Equipment	20% declining balance
Computer	25% declining balance
Leasehold improvements	5 year straight line
Automobile	30% declining balance

Foreign Translation Adjustment

The accounts of the Company were translated into United States dollars in accordance with the provisions of ASC 830, Foreign Currency Matters.  In accordance with the provisions of ASC 830, transaction gains and losses on these assets and liabilities are included in the determination of income for the relevant periods.  Adjustments resulting from the translation of the financial statements from their functional currencies to United States dollars are accumulated as a separate component of accumulated other comprehensive income or loss and have not been included in the determination of income for the relevant periods.  The functional currency of the Company is the Canadian dollar.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740, Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Research and development

The Company’s research and development activities principally involve enhancement and modification of the formulation or design of its products or production processes.  The costs related to research and development activities are expensed as incurred.  Investment tax credits are accrued when the Company has qualified the expenses provided there is reasonable assurance that the credits will be realized. The amount spent on research and development activities during 2011 and 2010 were approximately $35,000 and $45,000, respectively. No such costs were borne directly by customers. The Company has recorded an investment tax credit recoverable of $13,557 in 2011 which is netted with research and development costs and included in general and administrative expenses on the statement of operations.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying value of the Company's cash, accounts receivable, accounts payable and accrued liabilities, advances from stockholders and promissory notes approximates fair value because of the short-term maturity of these instruments.

Comprehensive Income

The Company adopted ASC 220, Comprehensive Income that establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements.  Comprehensive income is presented in the statements of changes in stockholders' equity (deficit), and consists of foreign currency translation adjustments.  ASC 220 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share.  Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the years ended December 31, 2011 and 2010.

Long-Lived Assets

In accordance with ASC 360, Property, Plant and Equipment, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.  If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable.  In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of the asset less cost to sell.

Accounts Receivable

Accounts receivable are stated at outstanding balances, net of an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, aging of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due.

Concentration of Credit Risk

The Company is exposed to credit risk on accounts receivable from its customers.  In order to reduce its credit risk, the Company has adopted credit policies which includes the analysis of the financial position of its customers and the regular review of their credit terms.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and the International Financial Reporting Standards (IFRS). The amendments in the update are intended to result in convergence between U.S. GAAP and IFRS requirements for measurement of, and disclosures about, fair value. ASU 2011-04 clarifies or changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. The amendments in this update are to be applied prospectively. The amendments are effective during interim and annual periods beginning after December 15, 2011. The Company does not believe this standard will have a material impact on its consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, Intangibles - Goodwill and Other, which amends ASC Topic 350 and the current guidance on testing goodwill for impairment. Under the revised guidance, entities testing goodwill for impairment have the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit exceeds its carrying amount. If an entity determines it is more likely than not that the fair value of a reporting unit exceeds its carrying amount, then performing the two-step impairment test is unnecessary. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

4.	EQUIPMENT

The components of equipment are as follows:

	Cost	Accumulated Depreciation	Net 2011	Net 2010

Furniture and fixtures	$6,377	$(4,403)	$1,974	$2,509
Equipment	3,170	(2,235)	935	1,189
Computer	6,322	(5,419)	903	1,312
Leasehold improvements	4,201	(1,744)	2,457	1,997
Automobile	5,415	(2,760)	2,655	723
	$25,485	$(16,561)	$8,924	$7,730

5.	ADVANCES FROM STOCKHOLDERS

The advances from stockholders are unsecured, non-interest bearing and due on demand.

6.	COMMITMENT

The Company leases premises under an operating lease with a two year term in Woodbridge, Ontario.  Minimum lease commitments under the lease, excluding taxes, at December 31, 2011 were:

2012	$30,000
$30,000

7.	CAPITAL STOCK

In February of 2010, the Company issued 50,000 shares of common stock for conversion of a promissory note payable of $10,000 plus $2,500 accrued interest in Canadian dollars (a US equivalent of $11,828).

In March 2010, the Company issued 100,000 shares of common stock in exchange for cash proceeds of $50,000 Canadian dollars (a US equivalent of $47,312).

During the year ended December 31, 2006, the Company issued 5,125,400 shares of common stock to individuals providing assistance to the Company to obtain public status. As a result of the Company not obtaining public status, on 16 June 2010, the Company and the individuals agreed to cancel the shares of common stock issued in 2006. On this date, 5,125,400 shares of common stock were cancelled resulting in a reduction of capital stock of $5,125 and a corresponding increase to accumulated deficit.

In November 2008, the Company entered into a financing agreement with an investor to issue the equivalent of 25% of the issued and outstanding common stock of the Company for proceeds of $250,000 Canadian dollars (a US dollar equivalent of $215,595).  The proceeds were received during the years' ended December 31, 2008, 2009 and 2010.  In accordance with the agreement, a financing change statement under the Personal Property Security Act (Ontario) was filed securing the full amount of the financing against the assets of the Company.  In January of 2011 the Company issued 8,341,534 shares of common stock to the investor representing 25% of the issued and outstanding common stock of the Company, which completed the terms of the agreement.

8.	RELATED PARTY TRANSACTIONS

The Company's transactions with related parties were, in the opinion of the directors, carried out on normal commercial terms and in the ordinary course of the Company's business.

During the year ended December 31, 2011, the Company recognized sales from a stockholder of the Company in the amount of $nil (2010 - $3,493) and included with accounts receivable at December 31, 2011 was $nil (2010 - $4,130) due from the stockholder of the Company, subject to normal trade terms.

During the year ended December 31, 2011, the Company expensed salaries to officers of the Company in the amount of $68,831, these salaries were included in contributed services.  In fiscal 2010, the Company expensed $48,525, which were included in accrued liabilities.

9.	INCOME TAXES

The provision for income taxes differs from that computed at the federal and provincial statutory corporate tax rate of 16% (2010 – 16%) as follows:

	2011	2010

Income tax on accounting income	14,873	$4,267
Tax effect of expenses that are not deductible for income tax purposes	19,411	-
Differences in the depreciation of property and equipment	(141)	(171)
Change in valuation allowance	(34,143)	(4,096)
Income taxes	$-	$-

Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred income taxes have been determined at the combined Canadian federal and provincial statutory rate of 28% (2010 - 16%).

	2011	2010

Deferred income tax (liability) asset:
Differences in the depreciation of property and equipment	150	$150
Non-capital losses available for carry-forward	204,384	105,419
Valuation allowance	(204,534)	(105,569)
Deferred income tax asset:	$-	$-

The Corporation accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, computed using enacted tax rates.  Significant net deferred tax assets have been created for deductible temporary differences, the largest of which relates to timing differences in the utilization in loss carry forwards.

Under generally accepted accounting principles, a valuation allowance is required to be recognized if it is “more likely than not” that a deferred tax asset will not be realized. The determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management’s evaluation of both positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of the current and future economic and business conditions. The Corporation considers both positive and negative evidence regarding the ultimate realizability of deferred tax assets. Positive evidence includes the existence of taxes paid in available carryback years as well as the probability that taxable income will be generated in future periods while negative evidence includes significant losses in the current year or cumulative losses in the current and prior two years as well as general business and economic trends.

As of December 31, 2011, the Corporation determined that a valuation allowance relating to the deferred tax asset of the Company was necessary.  This determination was based largely on the negative evidence represented by the losses incurred in the current year and that the Company does not carry on operations to recover these losses in the foreseeable future. Therefore, a valuation allowance of $204,534 (2010 – $105,569) at December 31, 2011 was recorded to offset deferred tax assets.

The Corporation is subject to Canadian federal income tax as well as income tax of its provincial jurisdictions. The tax years 2009 to 2011 remain open to examination by the Canadian Revenue Agency (“CRA”) and certain provincial jurisdictions.

The Company undertakes research and development activities, the costs of which are eligible for investment tax credits which may be refunded or applied to reduce the income tax payable in the current year and future years.  The claim for 2010 was approved by CRA during the 2011 fiscal year and the Company has accrued $9,739 in credits receivable, included in taxes receivable and recorded as a reduction of expenses.  Investment tax credits for the fiscal year are dependent upon qualification of each individual project under stringent technical criteria and amounts may vary upon further review by CRA.  Adjustments to the claim, if any, will be accounted for in the year of assessment.  The claim for the 2011 fiscal year has not yet been filed and the amount cannot be reasonably estimated. Accordingly no tax credits have been accrued.

The Corporation recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2011 and 2010, the Corporation has not recognized any accrued interest and penalties related to uncertain tax positions.

10.	SUPPLEMENTAL CASH FLOW INFORMATION

During the year ended December 31, 2011 interest of $nil (2010 - $5,306) and income taxes of $nil (2010 - $nil) were paid.

In February of 2010, the Company issued 50,000 shares of common stock for conversion of a promissory note payable of $10,000 plus $2,500 accrued interest in Canadian dollars (a US equivalent of $11,828).

11.	SUBSEQUENT EVENTS

Events that have occurred subsequent to December 31, 2012 have been evaluated through the date of this audit report.  On June 27, 2012 two shareholders of the Company agreed to cancel 3,366,134 common shares, resulting in the issued and outstanding shares to be 30,000,000.